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                                    EXHIBIT 21.1
                           SUBSIDIARIES OF THE REGISTRANT




The Company's wholly-owned subsidiary is as follows:

     QCS Development Company S.A.
     Immeuble Le Quadra
     455 Promenade des Anglais
     06299 Nice Cedex 3, France



                                         F-19